Exhibit 99.1

ProKidney Announces Purchase of Manufacturing Facility in Greensboro, NC

WINSTON-SALEM, N.C., June 13, 2023 — ProKidney Corp. (Nasdaq: PROK) (“ProKidney” or the “Company”), a leading late clinical-stage cellular therapeutics company focused on preserving kidney function in patients suffering from chronic kidney disease (CKD), today announced its agreement to purchase a 210,000 square foot facility and approximately 22 acres of land in Greensboro, N.C., to support the Company’s future commercial manufacturing needs for REACT®, its proprietary REnal Autologous Cell Therapy, currently in Phase 3 development for the treatment of diabetic CKD. Under the purchase agreement, ProKidney will pay approximately $25.5 million in cash for the facility and property. The transaction is expected to close by the end of June 2023, subject to customary closing conditions. The Company plans to make investments in the facility through 2028 to prepare for potential commercial-scale manufacturing.

“This purchase represents an important component of our strategic manufacturing buildout,” said Dr. Tim Bertram, Chief Executive Officer of ProKidney. “With a staged investment strategy based on the clinical trial success of REACT, potential regulatory approval, and ultimately commercial demand, if approved, we intend, along with our current Winston-Salem facility, to supply enough REACT to match initial commercial demand. Subject to the outcome of the proact 1 and proact 2 clinical trials, we are targeting a Biological Licensing Agreement submission for Food and Drug Administration approval of REACT in 2026. Approval is projected to be followed by a possible commercial launch in the U.S. later that year. With these timelines in mind, we are developing our infrastructure in preparation for ProKidney’s potential shift to a commercial organization.”

In connection with the purchase agreement, the city of Greensboro, N.C., Guilford County, N.C., and the North Carolina State Economic Investment Committee have approved an incentive package under which ProKidney is eligible to receive up to $13.3 million in tax credits based upon the achievement of certain milestones, including the creation of at least 330 new jobs on or before December 31, 2028 and project investment of approximately $458 million made, or caused to be made, by the company in real and personal property by December 31, 2027.

ProKidney’s previous financial guidance remains unchanged, anticipating that cash as of March 31, 2023, will fund operations through the reporting of interim results from proact 1, expected in late 2024.

About ProKidney

ProKidney, a pioneer in the treatment of CKD through innovations in cellular therapy, was founded in 2018 after a decade of research. ProKidney’s lead product candidate, REACT® (Renal Autologous Cell Therapy), is a first-of-its-kind, patented, proprietary autologous cellular therapy with the potential to preserve kidney function in patients at high risk of kidney failure. Late-stage CKD patients, Stage 3b - 4, are a key target population for REACT therapy. REACT has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting its ongoing Phase 3 clinical program that launched in January 2022. For more information, visit www.prokidney.com.

About CKD

CKD is a serious diagnosis with significant morbidity and mortality. Notably, the 5-year mortality of newly diagnosed Stage 4 CKD is higher than that of newly diagnosed non-metastatic cancer. CKD most often presents as a progressive decline in kidney function, ultimately resulting in the failure of the kidneys and the need for renal replacement therapy, such as hemodialysis or kidney transplant. One in three Americans is at risk for CKD, which currently affects approximately 75 million people in the United States and Europe and over 400 million across Asia. CKD is among the largest single expense incurred by the U.S. health care system.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ProKidney’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results and expected cash runway, future performance, development and commercialization of products, if approved, the potential benefits and impact of the Company’s products, if approved, potential regulatory approvals, the size and potential growth of current or future markets for the Company’s products, if approved, the advancement of the Company’s development programs into and through the clinic and the expected timing for reporting data, the making of regulatory filings or achieving other milestones related to related to the Company’s product candidates, the advancement and funding of the Company’s developmental programs generally, the consummation of the purchase of the manufacturing facility in Greensboro, the realization of incentives under the purchase agreement, and expectations with respect to the Company’s future manufacturing capabilities. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: market conditions and the satisfaction of closing conditions with respect to the purchase of the manufacturing facility; the inability to maintain the listing of the Company’s Class A ordinary shares on the Nasdaq; the inability to implement business plans, forecasts, and other expectations or identify and realize additional opportunities, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry; the inability of the Company to raise financing in the future; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of Company to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney diseases; the size and growth potential of the markets for the Company’s products, if approved, and its ability to serve those markets, either alone or in partnership with others; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s intellectual property rights; uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities; the fact that interim results from our clinical programs may not be indicative of future results; the impact of COVID-19 or geo-political conflict such as the war in Ukraine on the Company’s business; and other risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate:

Glenn Schulman, PharmD, MPH

SVP, Investor Relations

glenn.schulman@prokidney.com

Investors:

Burns McClellan

Lee Roth

Lroth@burnsmc.com

Media:

Burns McClellan

Selina Husain / Robert Flamm, Ph.D.

shusain@burnsmc.com / rflamm@burnsmc.com